The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration Number: 333-228549
Subject to completion, dated March 14, 2019
Prospectus Supplement
(to Prospectus dated December 14, 2018)

Kopin Corporation

Shares of Common Stock

We are offering shares of our common stock at a price of $ per share in a firm commitment underwritten public offering.
Our common stock is listed on the Nasdaq Global Market under the symbol “KOPN.” On March 13, 2019, the last reported sale price of our common stock on the Nasdaq Global Market was $1.66 per share.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” beginning on page S-13 of this prospectus supplement for more information about these arrangements.

We have granted the underwriters the right to purchase up to an aggregate of additional shares of our common stock at a price of $    per share. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $ , and the total proceeds to us, before expenses, will be $ .
We anticipate that delivery of the common stock against payment will be made on or about March , 2019

Ladenburg Thalmann

The date of this prospectus supplement is March , 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus, dated December 14, 2018, are part of a “shelf” registration statement on Form S-3 (File No. 333-228549). This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus supplement, the terms “the Company,” “Kopin,” “we,” “our” and “us” or other similar terms mean Kopin Corporation and its subsidiaries, unless the context indicates otherwise.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in shares of our common stock, to fully understand this offering and its consequences to you, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors beginning on page S-9 of this prospectus supplement and the documents incorporated by reference herein and therein.
Overview
We are a leading inventor, developer, manufacturer and seller of components and systems for industrial, public safety and consumer augmented (AR) and virtual reality (VR) wearable headsets, soldier, avionic and armored military vehicle applications, 3D optical inspection systems and training & simulation markets.

The components that we offered for sale in 2018 consisted of our proprietary miniature active-matrix liquid crystal displays ("AMLCD"), liquid crystal on silicon ("LCOS") displays / Spatial Light Modulators ("SLMs"), organic light emitting diode ("OLED") displays, application specific integrated circuits ("ASICs"), backlights, optical lenses and audio integrated circuits ("IC"). We refer to our AMLCD as “CyberDisplay®”, our LCOS displays/SLMs as “Time Domain ImagingTM technology”, our OLED as “Lightning™ Displays” and our audio IC as “Whisper® Chip". Our transmissive AMLCDs are designed in Westborough, Massachusetts, U.S.A., have initial manufacturing steps performed in Asia and then are completed in our facilities in Westborough, Massachusetts, U.S.A. Our reflective LCOS microdisplays are designed in Dalgety Bay, Scotland, U.K., have initial manufacturing steps performed in Asia and are completed in our facilities in Dalgety Bay, Scotland, U.K. Our OLED displays are designed in our San Jose, California, U.S.A. facility and have initial manufacturing steps performed in Asia and then are completed by us in our facilities in Westborough, Massachusetts, U.S.A. In 2019 we anticipate that our OLED displays will be completely manufactured in Asia. Our displays provide either color or monochrome images and are offered in a variety of sizes and resolutions. The display driver ASICs we offer are designed in our San Jose, California, U.S.A. facility and are the electronic interfaces between our displays and the products into which the displays are incorporated. The optical lenses and backlights we offer are based on either our proprietary designs or designs we license from third parties. Our licensed optical lenses are subject to agreements that have termination dates and are therefore subject to renewals. Our audio technologies are developed at our San Jose, California audio lab. The Whisper Chip, ASICs, optical lenses, and backlights are manufactured by third parties based on our purchase orders.

Our components are sold separately or in various levels of integration. For example, we offer a display as a single product, a display module which includes a display, an optical lens and backlight contained in either plastic or metal housings, a binocular display module which has two displays, lenses and backlights, and a higher-level assembly which has additional components for military applications. Current products which include our components are augmented reality consumer wearable devices for sports and fitness and virtual reality consumer products for recreational and sport drones; military devices such as thermal weapon sights and fighter pilot helmets; and industrial and public safety devices such as fire fighter thermal camera enabled masks. Our reflective display products are also configured as SLMs and are used in industrial equipment for 3D optical inspection. We have sold our AMLCD products to Rockwell Collins, Elbit Systems, Raytheon Company, DRS RSTA Inc., BAE Systems (directly and through a third party QiOptiq), and ITT for use in military applications, to Scotts Safety for public safety applications, and to Google for enterprise wearable products. Our OLED display was first introduced in 2017 and our sales of OLED displays in 2017 have primarily been for sample purposes or customer development programs.

We have designed and offered systems that are focused on the emerging enterprise and consumer markets for head-worn, hands-free voice and gesture controlled wireless computing and communication devices. Our systems connect via a wire, Bluetooth or WiFi to a smartphone or similar device in order to access or transmit information from or to the Internet or devices that are in close proximity. A feature of our enterprise systems is the ability to contact a resource, referred to as the “Remote Expert”, who can help in resolving problems. The system user and the Remote Expert can be in different locations so while the system user may be in a hazardous location the Remote Expert may be in a relatively safe location. This allows companies that purchase enterprise systems the ability to leverage their in-house experts to the technicians in the field. We currently license our systems under agreements which may include a royalty payable to us and a purchase and supply agreement which requires our customer to buy our components for the system. These systems include our components and a variety of commercially available software packages and our proprietary software. Our business model is to license our concept systems or technologies to branded OEM customers who wish to develop and market head-worn products for both mobile enterprise and consumer applications.

We offer SOLOS® smart glasses which are sunglasses with AR capabilities designed for the health and fitness market. SOLOS is our proprietary design and contains our display, optic, and ASIC technologies and internally developed software. SOLOS smart glasses is a hands-free head-worn device that obtains information from sensors or the internet via a smartphone and displays the information on the sunglass lens. SOLOS smart glasses uses Bluetooth, WiFi or ANT+ to connect to devices. For example, a cyclist user can see the information being provided by the bike sensors such as speed, cadence or watts produced, can access the Internet for GPS location or can access an Internet training application. SOLOS is designed in our Westborough, Massachusetts U.S.A. facility. We provide our components to a contract manufacturer in Asia who assembles SOLOS.

Our NVIS Inc. (“NVIS”) subsidiary is a designer and manufacturer of military and industrial head-mounted virtual reality products and simulated military equipment located in Reston, Virginia U.S.A. Depending on the size of the order NVIS’s products are either manufactured in their Reston, Virginia facility or by a contract manufacturer in the U.S.A. NVIS products allow customers to visualize and interact with simulated 3D environments and equipment for training purposes. Our customers develop high-fidelity training and simulation applications that require high-performance visuals, intuitive controls, and unsurpassed customer support. Some of NVIS’s products include our LCOS displays.
Strategy

Our commercial product strategy is to invent, develop, manufacture and sell the leading-edge critical components that enable our customers to create differentiated wearable products in their respective markets, to license wearable headset computing system designs to customers who wish to offer their own branded products that enable a better “always connected” experience and to develop and offer our branded SOLOS Smart Glasses to the health and fitness market, our Golden-i headset for the enterprise market and headsets for the training and simulation market. Our military strategy is to work primarily with the U.S. military to determine its program needs several years in the future and develop products which meet those needs. The critical elements of our strategy include:

•
Broad Portfolio of Intellectual Property. We believe that our extensive portfolio of patents, trade secrets and non-patented know-how provides us with a competitive advantage in our markets and we have been accumulating, either by internal efforts or through acquisition, a significant patent and know-how portfolio. We own, exclusively license or have the exclusive right to sublicense approximately 300 patents and patent applications issued and/or pending worldwide. An important piece of our strategy is to continue to accumulate valuable patented and non-patented technical know-how relating to our microdisplays as well as other critical technologies for advanced wearable services.

•
Maintain Our Technological Leadership.  We are a recognized leader in the design, development and manufacture of high resolution microdisplays and modules which incorporate our microdisplays with optics and ASICs and our audio IC, Whisper Chip We believe our ability to develop components, software and noise canceling technology and innovative headset system designs enhances our opportunity to grow within our targeted markets. By continuing to invest in research and development, we are able to add to our expertise as a system and components supplier for our original equipment manufacturer (our “OEM”) customers, and we intend to continue to focus our development efforts on proprietary wearable computing systems.

•
Understand Our Customer Needs.  We believe our system know-how, be it a consumer, industrial or military system is a compelling reason customers choose us as their supplier. Unlike many of our competitors we offer a range of display technologies, optics, backlights, ASICs, noise cancellation as either an individual component or in a system. Our system understanding enables us to offer our customers valuable engineering services to solve their issue and reduce time to market for their products.

•
Internally Manufactured Products and Use of Third Party Manufacturing. We design and manufacture our transmissive and reflective display products in facilities that we lease and manage. Our OLED displays are designed by us but we use foundry service to perform a substantial portion of the manufacturing. Our optical lenses, backlights and ASICs are manufactured by third parties who are only authorized to manufacture and supply these products to us. The use of these third party manufacturers reduces our investments in plant and equipment and working capital for new products and enables us to update designs as trends change.

•
Strong U.S. Government Program Support. We perform research and development contracts for U.S. government agencies, such as the U.S. Night Vision Laboratory and the U.S. Department of Defense Under these contracts, the U.S. Government funds a portion of our efforts to develop next-generation microdisplay related technologies for aviation systems such as fighter pilot helmets, soldier centric systems such as thermal weapon sights, training and simulation systems and armored military vehicles. This enables us to supplement our internal research and development budget with additional funding.

Corporate Information

We were incorporated in Delaware in 1984 and are a leading inventor, developer, manufacturer and seller of components and systems for industrial, public safety and consumer augmented (AR) and virtual reality (VR) wearable headsets, soldier, avionic and armored military vehicle applications, 3D optical inspection systems and training & simulation markets. The mailing address of our principal executive offices is 125 North Drive Westborough, MA 01581. Our telephone number is (508) 870-5959 and our Internet address is www.kopin.com. The information on our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.

THE OFFERING

Common stock offered by us:	shares.

Public offering price	$ per share

Common stock to be outstanding immediately after this offering:	shares.

Over-allotment option:
We have granted to Ladenburg Thalmann an option, exercisable within 30 days after the closing of this offering, to purchase up to an additional shares of common stock to be offered by us pursuant to this offering, solely for the purpose of covering over-allotments, if any.

Risk Factors:
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Market symbol:	“KOPN.”

The table above is based on 76,222,064 shares of our common stock outstanding and issued as of December 29, 2018, which includes 74,008,815 shares outstanding and issued as of December 29, 2018 and 2,213,249 shares outstanding and issued under our equity incentive plan and excludes, as of such date, 1,699,737 shares of common stock available for future issuance under our equity incentive plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS
Investing in our common stock involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase any of our securities, please review “Part I, Item 1.A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents we have filed or will subsequently file that are incorporated by reference. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations could suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Kopin.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering is higher than the net tangible book value per share of our common stock outstanding prior to this offering. As such, you will suffer immediate substantial dilution in the net tangible book value per share of common stock from the public offering price per share of $ . Moreover, the exercise of outstanding stock options will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates.  There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all.  To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

Our history of net operating losses and our accumulated deficit raise substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our history of net operating losses, in addition to our significant accumulated deficit, has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our becoming profitable in the future or to obtain the necessary capital to meet our obligations and repay our liabilities when they become due. Our determination of substantial doubt as going concern could materially limit our ability to raise additional funds through the issuance of equity securities or otherwise. There can be no assurance that we will ever become profitable or continue as a going concern.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “would,” “potential,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause or contribute to such differences in outcomes and results include, but are not limited to, any of those discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and those set forth in our other periodic filings filed with the SEC. Such factors include global economic conditions and uncertainty, including as a result of trade related restrictions or tariffs; changes in government policy relating to projects involving our products or relating to military funding generally; competitive and pricing pressures, including actions taken by competitors; the introduction, availability and market acceptance of our products, products used together with our products and competitors’ products; changes in demand for or adoption of our products; changes in customer order patterns, including order cancellations; adverse economic, social, political and physical/infrastructure conditions in countries where we, our customers or our suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates, including the United Kingdom’s vote to withdraw from the European Union; any disruption of our distribution channels; security vulnerability issues with respect to our products, our systems, our customers’ systems, and our suppliers’ systems; our ability to license our intellectual property; and litigation or regulatory matters involving intellectual property.

Except as required by the federal securities laws, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future. You should read this prospectus supplement and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and the other estimated offering expenses payable by us, will be approximately $ million, or $ million if the underwriters exercise their over-allotment option.
We currently intend to use the net proceeds of this offering for general corporate purposes, including working capital, sales and marketing, product development and capital expenditures. While we have estimated the particular uses for the net proceeds of this offering, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending use of the net proceeds as described above, we intend to invest the net proceeds in money-market funds or U.S. treasuries until we use them for their stated purpose.

DILUTION
If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock after this offering.
The net tangible book value of our common stock as of December 29, 2018 was approximately $47.7 million, or approximately $0.63 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.
Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of shares of common stock offered by this prospectus supplement at a public offering price of $ per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 29, 2018 would have been approximately $ million, or approximately $ per share. This represents an immediate increase in net tangible book value of approximately $ per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $ per share to purchasers of our common stock in this offering, as illustrated by the following table:

Public offering price per share			$
Net tangible book value per share at December 29, 2018		$0.63
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$
As adjusted net tangible book value per share as of December 29, 2018 after giving effect to this offering			$
Dilution per share to investors purchasing our common stock in this offering			$
If the underwriters exercise in full their option to purchase additional shares of our common stock, our as adjusted net tangible book value as of December 29, 2018 would have been $ million, or $ per share. This represents an immediate increase in as adjusted net tangible book value per share of $ per share to existing stockholders, and an immediate dilution of $ per share to investors participating in this offering.
The table above is based on 76,222,064 shares of our common stock outstanding and issued as of December 29, 2018, which includes 74,008,815 shares outstanding and issued as of December 29, 2018 and 2,213,249 shares outstanding and issued under our equity incentive plan and excludes 1,699,737 shares of common stock available for future issuance under our equity incentive plan, as of December 29, 2018.
To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING
Ladenburg Thalmann & Co. Inc. is acting as the representative of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us and the representative of the underwriters named below, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of common stock listed next to its name in the following table.

Name	Number of Shares
Ladenburg Thalmann & Co. Inc.

Total:
The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of nondefaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the option to purchase additional shares described below.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $ per share. After the initial offering of the shares, the public offering price and other selling terms may be changed by the representative.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the option we granted to the underwriters to purchase additional shares.

	Per Share	Total
		No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ .
We have also agreed to reimburse the underwriters for legal and other expenses incurred by them in connection with this offering, up to $50,000. In accordance with FINRA Rule 5110, the amount reimbursed to the underwriters is deemed underwriter compensation for this offering.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to additional shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Lock-Up Agreements
We and our officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, we and these other individuals have agreed, subject to specified exceptions, for a period ending 90 days after the date of this prospectus supplement, not to, without first obtaining the written consent of the representative, offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such aforementioned transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.
The lockup restrictions are subject to certain exceptions. In the case of our officers and directors, these exceptions include (i) bona fide gifts; (ii) the exercise of any option or warrant to purchase shares of common stock outstanding on the date of this prospectus supplement; (iii) the receipt of shares of common stock in payment of a portion of salary or the vesting of any restricted stock; or (iv) the entry into a trading plan pursuant to Rule 10b5-1 under the Exchange Act. In the case of the Company, these exceptions include (i) pursuant to equity incentive plans and employee benefit plans existing on the date of this prospectus supplement, (ii) upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date of this prospectus supplement or (iii) on or after April 1, 2019, pursuant to the Company’s At-the-Market Equity Offering Sales Agreement with Stifel, Nicolaus & Company, Incorporated dated February 8, 2019.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering.

These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either ‘‘covered’’ short sales or ‘‘naked’’ short sales.
‘‘Covered’’ short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
‘‘Naked’’ short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Offer, Sale and Distribution of Shares
A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.
Notice to Non-U.S. Investors
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.
This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Stifel is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS
The consolidated financial statements, incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public on the SEC’s website at www.sec.gov.
We maintain website at www.kopin.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider any of the information posted on or hyperlinked to our website to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed with the SEC on March 13, 2019;

●	our Current Reports on Form 8-K, filed with the SEC on January 22, 2019 and February 8, 2019; and

●	The description of our common stock, par value $.01 per share contained in our Current Report on Form 8-K filed on March 31, 2017.
We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number: Kopin Corporation, Attn: Investor Relations, 125 North Drive, Westborough, MA 01581, (508) 870-5959.

PROSPECTUS
$100,000,000
KOPIN CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer or sell to the public from time to time in one or more series or issuances:
•shares of our common stock;
•shares of preferred stock;
•warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•debt securities consisting of debentures, notes or other evidences of indebtedness; or
•any combination of these securities.
This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is listed on the Nasdaq Global Market under the symbol “KOPN.” On November 23, 2018, the last reported sale price of our common stock was $1.71 per share.
Investing in these securities involves certain risks. See “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and “Risk Factors” in the applicable prospectus supplement, for a discussion of the factors you should carefully consider before purchasing these securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is December 14, 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (“SEC”) as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
References in this prospectus to the terms “the Company,” “Kopin,” “we,” “our” and “us” or other similar terms mean Kopin Corporation and its subsidiaries, unless the context indicates otherwise.

THE COMPANY
Overview
Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for military, industrial and consumer products. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, voice-interface and hands-free control software, low-power ASICs, and ergonomically designed smart headset reference systems. Kopin’s proprietary components and technology are protected by more than 300 global patents and patents pending.
We were incorporated in Delaware in 1984 and are a leading inventor, developer, manufacturer and seller of technologies, components and systems for the smart headset wearable, military, thermal imager, 3D optical inspection system and training and simulation markets.
The mailing address of our principal executive offices is 125 North Drive Westborough, MA 01581. Our telephone number is (508) 870-5959.

RISK FACTORS
An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2017 (the “2017 Form 10-K”), which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Such forward-looking statements include statements made relating to our expectation that we will have negative cash flow from operating activities in 2018; our intention to continue to pursue U.S. government development contracts for applications that relate to our commercial product applications; our belief that it is important to retain personnel with experience and expertise relevant to our business; our belief that it is important to invest in research and development to achieve profitability even during periods when we are not profitable; our belief that the technical nature of our products and markets demands a commitment to close relationships with our customers; our belief that our wearable technology will be embraced by consumers and commercial users; our belief that our ability to develop and expand our wearable technologies and to market and license our concept systems and components will be critical for our revenue growth, positive cash flow, and profitability; our belief that a strengthening of the U.S. dollar could increase the price of our products in foreign markets; our expectation that the impact of the adoption of the new standard, ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), will be material to the Company’s revenues on an ongoing basis; our expectation is that our revenues for the fiscal year 2018 will be in the range of $24.5 million to $26.5 million; our belief that our future success will depend primarily upon the technical expertise, creative skills and management abilities of our officers and key employees rather than on patent ownership; our belief that our extensive portfolio of patents, trade secrets and non-patented know-how provides us with a competitive advantage in the wearable technologies market; our expectation not to pay cash dividends for the foreseeable future and to retain earnings for the development of our businesses; our expectation that we will expend between $1.0 million and $1.5 million on capital expenditures over the next twelve months; our belief that our available cash resources will support our operations and capital needs for at least the next twelve months; our expectation that we will incur taxes based on our foreign operations in 2018; our expectation that we will have a state tax provision in 2018; our statement that we do not have any immediate plans to repatriate the cash and marketable debt securities held in our foreign subsidiaries, other than Korea; our expectation that we would have foreign withholding at a rate of 16.5% if we were to repatriate foreign earnings from our Korean subsidiary and that no taxes would be paid in the U.S. upon repatriation as we currently expect such foreign earnings to be a return of capital; and our belief that the effect, if any, of reasonably possible near-term changes in interest rates on our financial position, results of operations, and cash flows should not be material.
Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause or contribute to such differences in outcomes and results include, but are not limited to any of those discussed under “Item 1A. Risk Factors” in our 2017 Form 10-K, and those set forth in our other periodic filings filed with the SEC. Except as required by the federal securities laws, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.
You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, research and development, and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

PLAN OF DISTRIBUTION
We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters or dealers;

•	through one or more agents; or
•directly to purchasers or to a single purchaser.
The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
We may engage in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The terms of such “at the market offerings” will be set forth in the applicable prospectus supplement. We may engage an agent to act as a sales agent in such “at the market offerings” on a best efforts basis using commercially reasonable efforts consistent with normal trading and sales practices, on mutually agreed terms between such agent and us. We will name any agent involved in such “at the market offerings” of securities and will list commissions payable by us to these agents in the applicable prospectus supplement.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL
We may offer and sell, at any time and from time to time:

•	Shares of our common stock;

•	Shares of our preferred stock;

•	Warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	Debt securities consisting of debentures, notes or other evidences of indebtedness; or

•	Any combination of these securities.
The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK
Our authorized capital stock consists of 120,000,000 shares of common stock, par value $.01 per share, and 3,000 shares of preferred stock, par value $.01 per share, which may be issued in one or more series. The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
As of November 23, 2018, we had 76,611,502 shares of common stock outstanding and no shares of preferred stock outstanding.
General
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors (the “Board”), subject to any preferential dividend rights of any outstanding preferred stock.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stockholders will be entitled to receive dividends and distributions declared by the Board, to the extent permitted by any shares of our preferred stock that may then be outstanding and by our restated Certificate of Incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.
If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.
Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by the Board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.
The Nasdaq Global Market
Our common stock is listed on the Nasdaq Global Market under the symbol “KOPN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OUR PREFERRED STOCK
The Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of the Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any; the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific class or series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.
We may issue warrants for the purchase of our debt securities, common stock or preferred stock or other securities issued by us. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Indenture Act”), as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the Registration Statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Indenture Act.
We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Default and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
No Protection in the Event of Change of Control
Any indenture that governs our debt securities covered by this prospectus may not have any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•
failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.
If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Indenture Act, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at www.kopin.com. However, the information on our Internet site is not incorporated by reference into this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•
Our Annual Report on Form 10-K for the year ended December 30, 2017 (filed on March 23, 2018, including the information in Part III incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2018);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 (filed on May 10, 2018), June 30, 2018 (filed on August 9, 2018) and September 29, 2018 (filed on November 8, 2018);

•	Our Current Reports on Form 8-K filed on January 4, 2018 and May 11, 2018; and

•	The description of our common stock, par value $.01 per share contained in our Current report on Form 8-K filed on March 31, 2017.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this initial registration statement and prior to the effectiveness of this registration statement, but excluding any information furnished to and not filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Kopin Corporation, Attn: Investor Relations, 125 North Drive Westborough, MA 01581, telephone: (508) 870-5959.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, Morgan, Lewis & Bockius LLP will provide opinions regarding certain legal matters. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 2017, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

March , 2019